EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements:

•         Registration Statement (Form S-8 No. 333-01239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•         Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•         Registration Statement (Form S-8 No. 333-73916) dated November 21, 2001 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;

•         Registration Statement (Form S-8 No. 333-126195) dated June 28, 2005 pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•         Registration Statement (Form S-8 No. 333-161131) dated August 6, 2009 pertaining to the Amended and Restated Health Care REIT, Inc. 2005 Long-Term Incentive Plan;

•         Registration Statement (Form S-3 No. 333-181185) dated May 4, 2012 pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of Health Care REIT, Inc.; and

•         Registration Statement (Form S-3 No. 333-188346) dated May 3, 2013 pertaining to the Health Care REIT, Inc. Fourth Amended and Restated Dividend Reinvestment and Stock Purchase Plan;

of our report dated February 26, 2013, except for Notes 5 and 17 as to which the date is November 5, 2013, with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. included in this Current Report (Form 8-K) of Health Care REIT, Inc.

/s/  ERNST & YOUNG LLP

Toledo, Ohio

November 5, 2013